Power of Attorney


STATE OF MICHIGAN    )
                     )  SS
COUNTY OF WAYNE      )

    KNOW ALL BY THESE PRESENT that I, Lillian Bauder, do hereby constitute and appoint Patrick B. Carey, Sandra K. Ennis, Anthony G. Morrow, Bruce D. Peterson and Sharon L. Sabat, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

    This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS THEREOF, I have hereto set my hand this 5th day of February 2009.

                          /s/Lillian Bauder
                          Lillian Bauder


Witnesses:

/s/Kay Heil
Kay Heil

/s/Elizabeth M. Querin
Elizabeth M. Querin

STATE OF MICHIGAN    )
                     )  SS
COUNTY OF WAYNE      )

On this 5th day of February 2009, before me personally appeared Lillian Bauder, to me known to be the person described who executed the foregoing Power of Attorney.

              Subscribed and sworn to before me
              the 5th day of February, 2009.

              /s/Audrey B. MacMechan
              Audrey B. MacMechan
              Notary Public - Wayne County
              My Commission Expires:  06-19-2013